As filed with the Securities and Exchange Commission on August 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2693615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9393 Towne Centre Drive, Suite 200

San Diego, California 92121

(858) 332-3410

(Address of Principal Executive Offices)

Mirati Therapeutics, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Charles M. Baum, M.D., Ph.D.

President and Chief Executive Officer

Mirati Therapeutics, Inc.

9393 Towne Centre Drive, Suite 200

San Diego, California 92121

(858) 332-3410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Sean M. Clayton, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

In an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2013 Equity Incentive Plan Common Stock, $0.001 par value per share	2,500,000 shares(2)	$97.90(3)	$244,750,000(3)	$29,663.70

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the Mirati Therapeutics, Inc. 2013 Equity Incentive Plan (the “2013 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents shares that were added to the 2013 EIP pursuant to a share reserve increase approved by the Registrant’s stockholders on May 15, 2019.
(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on July 30, 2019, as reported on The Nasdaq Global Select Market.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8 NOS. 333-189965, 333-196487, 333-204720, and 333-218239

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same benefit plan are effective. This Registration Statement on Form S-8 registers the offer and sale of an additional 2,500,000 shares of the Registrant’s common stock for issuance under the Mirati Therapeutics, Inc. 2013 Equity Incentive Plan (the “2013 EIP”). The Registrant previously registered shares of its common stock for issuance under the 2013 EIP on registration statements on Form  S-8 filed on July 15, 2013 (File No.  333-189965), June 3, 2014 (File No.  333-196487), June 4, 2015 (File No.  333-204720) and May 25, 2017 (File No. 333-218239) (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Bylaws of the Registrant.

4.3(3)	Amendment to Bylaws.

4.4(4)	Form of Common Stock Certificate of the Registrant.

4.5(5)	Form of Warrant to Purchase Common Stock

4.6(6)	Form of Warrant to Purchase Common Stock

4.7(7)	Form of Warrant to Purchase Common Stock

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(8)	Amended and Restated 2013 Equity Incentive Plan (as approved by the Registrant’s Stockholders May 15, 2019) and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

(1)

Previously filed as Exhibit 3.1 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921), originally filed with the Securities and Exchange Commission on May 10, 2013, as amended, and incorporated herein by reference.

(2)

Previously filed as Exhibit 3.2 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921) originally filed with the Securities and Exchange Commission on May 10, 2013, as amended, and incorporated herein by reference.

(3)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 16, 2016, and incorporated herein by reference.
(4)

Previously filed as Exhibit 4.1 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921), originally filed with the Securities and Exchange Commission on May 10, 2013, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 6, 2017, and incorporated herein by reference.
(6)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 16, 2017, and incorporated herein by reference.
(7)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 7, 2018, and incorporated herein by reference.
(8)	Previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 5, 2019 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 5, 2019.

MIRATI THERAPEUTICS, INC.

By:	/s/ Charles M. Baum, M.D., Ph.D.
Charles M. Baum, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles M. Baum and Jamie A. Donadio, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Charles M. Baum, M.D., Ph.D. Charles M. Baum, M.D., Ph.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	August 5, 2019

/s/ Jamie A. Donadio Jamie A. Donadio	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2019

/s/ Faheem Hasnain Faheem Hasnain	Chairman of the Board of Directors	August 5, 2019

/s/ Julie M. Cherrington, Ph.D. Julie M. Cherrington, Ph.D.	Member of the Board of Directors	August 5, 2019

/s/ Aaron I. Davis Aaron I. Davis	Member of the Board of Directors	August 5, 2019

/s/ Henry J. Fuchs, M.D. Henry J. Fuchs, M.D.	Member of the Board of Directors	August 5, 2019

Signature	Title	Date

/s/ Craig Johnson Craig Johnson	Member of the Board of Directors	August 5, 2019

/s/ Michael Grey Michael Grey	Member of the Board of Directors	August 5, 2019

/s/ Bruce L.A. Carter, Ph.D. Bruce L.A. Carter, Ph.D.	Member of the Board of Directors	August 5, 2019

/s/ Maya Martinez-Davis Maya Martinez-Davis	Member of the Board of Directors	August 5, 2019